Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Investor Relations
Newtek Investor Relations
Contact: Jayne Cavuoto/ jcavuoto@thesba.com
Telephone: (212) 273-8179

Hayden IR
Contact: Brett Mass/brett@haydenir.com
Telephone: (646) 536-7331

Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566

FOR IMMEDIATE RELEASE

NEWTEK BUSINESS SERVICES, INC. REPORTS 67% INCREASE IN

DILUTED EARNINGS PER SHARE (“EPS”) TO $0.05

-Company Reaffirms 2013 Consolidated Guidance; EPS Target of $0.17 to $0.19

-Company Issues 2014 Consolidated Guidance; EPS Target of $0.20 to $0.26

New York, N.Y. - November 6, 2013 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the three and nine months ended September 30, 2013.

2013 Financial Highlights:

•	For the third quarter of 2013, diluted earnings per share (“EPS”) were $0.05; an increase of 66.7% over $0.03 in the third quarter of 2012.

•	For the nine months ended September 30, 2013, EPS was $0.14; an increase of 40.0% over $0.10 for the nine months ended September 30, 2012.

•	For the third quarter of 2013, operating revenues were $34.8 million; an increase of 3.9% over $33.5 million in the third quarter of 2012.

•	For the nine months ended September 30, 2013, operating revenues were $105.9 million; a 9.7% increase over $96.5 for the nine months ended September 30, 2012.

•	For the nine months ended September 30, 2013, net income attributable to Newtek Business Services, Inc. was $5.1 million; an increase of 43.2% over $3.6 million for the nine months ended September 30, 2012.

•	For the nine months ended September 30, 2013, pretax income was $7.0 million; a 12.8% increase of $6.2 million for the nine months ended September 30, 2012.

•	Reaffirmed 2013 consolidated guidance:

•	EPS midpoint forecast at $0.18 per share, with a range of $0.17 and $0.19, which represents an increase of 20.0% over 2012 diluted EPS.

•	Revenue midpoint forecast at $148.2 million, with a range of $145.1 million and $151.2 million, which represents an increase of 13.0% over 2012 revenue.

•	Pretax income midpoint forecast at $11.5 million, with a range of $10.0 million and $13.0 million, which represents an increase of 22.3% over 2012 pretax income.

•	Adjusted EBITDA midpoint forecast at $20.9 million, with a range of $19.3 million and $22.4 million, which represents an increase of 25.1% over 2012 Adjusted EBITDA.

•	The Company expects to fund $175 million of SBA 7(a) loans in 2013.

•	Issued 2014 consolidated guidance:

•	EPS midpoint forecast at $0.23 per share, with a range of $0.20 and $0.26, which represents an increase of 27.8% over 2013 diluted EPS midpoint guidance of $0.18.

•	Revenue midpoint forecast at $164.0 million, with a range of $157.0 million and $171.0 million, which represents an increase of 10.7% over 2013 revenue midpoint guidance of $148.2 million.

•	Pretax income midpoint forecast at $14.6 million, with a range of $11.8 million and $17.9 million, which represents an increase of 27.0% over 2013 pretax income midpoint guidance of $11.5 million.

•	Adjusted EBITDA midpoint forecast at $27.4 million, with a range of $24.4 million and $30.2 million, which represents an increase of 31.1% over 2013 Adjusted EBITDA midpoint guidance of $20.9 million.

2013 Operational Highlights:

•	For the nine months ended September 30, 2013, the Company funded $120.0 million in loans; an increase of 66.3% over $72.1 million for the same period in 2012.

•	The Company funded approximately $17.0 million in loans in October 2013.

•	Newtek Small Business Finance, Inc. (“NSBF”) was selected to service a $400 million portfolio of SBA 7(a) loans for a large institutional client bringing the Company’s total loan servicing portfolio to over $1.0 billion.

•	NSBF signed a letter of commitment for a new revolving financing facility, totaling $75 million, with Goldman Sachs Bank USA.

Barry Sloane, Chairman, President and Chief Executive Officer said “We are well-positioned to achieve our 2013 earnings target of $0.17 to $0.19 per diluted share, as well as establish an earnings target for 2014 of $0.20 to $0.26 per diluted share. Our loan servicing portfolio now exceeds $1.0 billion for the first time in the Company’s history. In addition, we are pleased to announce the signing of a commitment letter with Goldman Sachs Bank USA for a $75 million financing facility, which facilitates our achievement of our lending growth objectives for this year and next. Finally, key additions to staff in both production and compliance areas should enable us to continue to grow and effectively manage risk allowing for an uninterrupted flow of business going forward.”

Mr. Sloane continued, “Despite a challenging third quarter, we are proud of our overall performance thus far in 2013. We look forward to reaccelerating stronger growth in our business services segments which we have been able to do on a historical basis. We are well positioned to deliver strong year-over-year growth comparisons in the fourth quarter, which will allow us to achieve our previously stated goals and meet market expectations. We fully anticipate attaining a 20% growth in diluted earnings per share.”

“With many of our product strategies, in particular with our Cloud computing and our EMV (Europay, MasterCard and Visa) strategies, we are in an exceptional position to capitalize on the rapid changes occurring in the markets in which we operate. This strategic direction, coupled with our position as ‘The Authority’ on technological and financial product offerings and solutions for small- to medium-sized businesses, provides an excellent opportunity for Newtek and its shareholders,” concluded Mr. Sloane.

Cautionary Statement

2013 and 2014 Guidance information contained in this press release is based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA.

Investor Conference Call and Webcast

A conference call to discuss third quarter 2013 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Wednesday, November 6, 2013 at 4:15 p.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority®, provides the following products and services:

•	Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

•	The Newtek Advantage™: A mobile real-time small- to medium-sized business (“SMB”) management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

The Small Business Authority® is a registered trademark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In Thousands, except for Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Operating revenues
Electronic payment processing	$22,176	$21,686	$67,299	$63,674
Web hosting and design	4,394	4,525	13,312	13,787
Premium income	4,104	3,154	13,301	7,958
Interest income	1,244	894	3,440	2,432
Servicing fee income – NSBF portfolio	730	560	2,007	1,537
Servicing fee income – external portfolios	604	1,517	2,346	3,593
Income from tax credits	31	122	86	441
Insurance commissions	433	286	1,347	915
Other income	1,058	714	2,791	2,188

Total operating revenues	$34,774	$33,458	$105,929	$96,525

Net change in fair value of:
SBA loans	(426)	(554)	(1,574)	(1,217)
Warrant liability	—	—	—	(111)
Credits in lieu of cash and notes payable in credits in lieu of cash	—	(20)	26	21

Total net change in fair value	(426)	(574)	(1,548)	(1,307)

Operating expenses:
Electronic payment processing costs	18,951	18,356	56,863	53,542
Salaries and benefits	5,690	5,597	18,069	16,710
Interest	1,478	1,233	4,162	3,206
Depreciation and amortization	831	763	2,454	2,275
Provision for loan losses	57	90	384	354
Other general and administrative costs	5,388	4,186	15,413	12,893

Total operating expenses	32,395	30,225	97,345	88,980

Income before income taxes	1,953	2,659	7,036	6,238
Provision for income taxes	137	1,359	2,214	2,698

Net income	1,816	1,300	4,822	3,540
Net loss attributable to non-controlling interests	4	7	292	30

Net income attributable to Newtek Business Services, Inc.	$1,820	$1,307	$5,114	$3,570

Weighted average common shares outstanding – basic	35,322	35,200	35,275	35,632

Weighted average common shares outstanding – diluted	38,024	37,520	37,845	36,646

Earnings per share – basic	$0.05	$0.04	$0.14	$0.10

Earnings per share – diluted	$0.05	$0.03	$0.14	$0.10

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(In Thousands, except for Per Share Data)

	September 30, 2013	December 31, 2012
	Unaudited

ASSETS
Cash and cash equivalents (includes $788 and $1,865, respectively, related to VIE)	$7,761	$14,229
Restricted cash	10,399	8,456
Broker receivable	19,593	16,698
SBA loans held for investment, net (includes $11,631 and $12,910, respectively, related to securitization trust VIE; net of reserve for loan losses of $1,710 and $2,589, respectively)	12,287	14,647
SBA loans held for investment, at fair value (includes $49,389 and $22,931, respectively, related to securitization trust VIE)	67,112	43,055
Accounts receivable (net of allowance of $1,154 and $561, respectively)	12,495	10,871
SBA loans held for sale, at fair value	2,490	896
Prepaid expenses and other assets, net (includes $1,735 and $1,123, respectively, related to securitization trust VIE)	13,554	11,014
Servicing asset (net of accumulated amortization and allowances of $7,576 and $6,750, respectively)	6,080	4,682
Fixed assets (net of accumulated depreciation and amortization of $10,515 and $10,922, respectively)	3,588	3,523
Intangible assets (net of accumulated amortization of $3,465 and $5,591, respectively)	1,310	1,558
Credits in lieu of cash	4,307	8,703
Deferred tax asset, net	3,903	2,318
Goodwill	12,092	12,092

Total assets	$176,971	$152,742

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$13,289	$11,206
Notes payable	44,076	39,823
Note payable – securitization trust VIE	38,744	22,039
Capital lease obligation	699	632
Deferred revenue	1,407	1,437
Notes payable in credits in lieu of cash	4,307	8,703

Total liabilities	102,522	83,840

Commitments and contingencies

Equity:
Newtek Business Services, Inc. shareholders’ equity:
Preferred shares (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common shares (par value $0.02 per share; authorized 54,000 shares, 36,913 issued; 35,327 and 35,178 outstanding, respectively, not including 83 shares held in escrow)	738	738
Additional paid-in capital	61,212	60,609
Retained earnings (includes $1,466 related to consolidation of VIE on January 1, 2012)	12,120	7,008

Treasury shares, at cost (1,586 and 1,735 shares, respectively)	(1,330)	(1,508)

Total Newtek Business Services, Inc. shareholders’ equity	72,740	66,847
Non-controlling interests	1,709	2,055

Total equity	74,449	68,902

Total liabilities and equity	$176,971	$152,742

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION FROM PRETAX INCOME (LOSS)

(In Millions)

	Three Months Ended September 30,		For the Year Ended December 31,
	2013 Actual	2012 Actual	2013 Guidance	2012 Actual

Net income before income taxes	$2.0	$2.7	$11.5	$9.4
Income from tax credits	—	(0.1)	(0.1)	(0.5)
Interest expense	1.5	1.2	6.1	4.5
Depreciation and amortization	0.8	0.8	3.2	3.0
Stock compensation expense	0.2	0.1	0.6	0.5
Amortization of 2011 accrued loss on lease restructure	(0.1)	(0.1)	(0.3)	(0.3)

Adjusted EBITDA	$4.4	$4.6	$20.9	$16.7

2014 FULL YEAR MIDPOINT GUIDANCE

Net income before income taxes	$14.6
Income from tax credits	(0.1)
Interest expense	9.0
Depreciation and amortization	3.5
Stock compensation expense	0.7
Amortization of 2011 accrued loss on lease restructure	(0.3)

Adjusted EBITDA	$27.4

*	Note: totals may not add due to rounding